                                                                    EXHIBIT 10.1
                         NON-NEGOTIABLE PROMISSORY NOTE



$121,500                                                        February 9, 1995


          FOR VALUE RECEIVED, the undersigned, Chesterfield F. Seibert Sr. ("Maker"), hereby promises to pay to Marietta Corporation, a corporation
- -------
organized under the laws of the State of New York (the "Corporation"), the
                                                        -----------
principal sum of One Hundred Twenty-one Thousand Five Hundred ($121,500) Dollars on August 9, 1996 (the "Maturity Date"). This Note shall bear interest on the
                        -------------
unpaid principal amount hereof at a rate per annum equal to 1.35% above the three-month London Interbank Offered Rate in effect on the first day of each calendar quarter, such interest rate changing on the first day of each calendar quarter. Such interest shall be due and payable on each February 9 and August 9, commencing on August 9, 1995 through and including the Maturity Date. In the event of the death or disability of Maker, the entire unpaid principal amount of this Note, together with all accrued and unpaid interest through the date of payment, shall be due and payable six months from the date of death or disability.

          This Note is delivered to the Corporation in exchange for the Non-Negotiable Promissory Note, dated February 9, 1994, of Maker to the Corporation, in the principal amount of One Hundred Twenty-one Thousand Five Hundred ($121,500) Dollars.

          In the event that Maker shall sell any of the shares purchased pursuant to the Stock Purchase Agreement, dated as of February 9, 1989, between Maker and the Corporation, the portion of the principal amount of this Note, together with accrued interest, corresponding to the percentage that the number of such shares sold bears to the total number of shares purchased pursuant to such agreement, shall, to the extent not previously paid, immediately be due and payable.

          To the extent permitted by law, overdue principal of and interest on this Note shall continue to bear interest at the rate of 18% per annum, or at the highest rate allowed by law if lower, until paid in full.

          Maker may prepay the principal outstanding hereunder, in whole or in part, without premium or penalty at any time, with accrued interest to the date of such prepayment. Payment of principal and interest shall be made in lawful money of the United States of America, to Marietta Corporation, 37 Huntington Street, Cortland, New

York 13045, or at such other place as may be designated in writing by the Corporation.

          Failure of the Corporation to assert any right hereunder shall not be deemed to be a waiver thereof. Maker waives notice of all action by the Corporation. No course of dealing by the Corporation and no failure or delay by the Corporation in exercising any right, remedy or power shall preclude any other or further exercise thereof or exercise of any other right or remedy. Maker hereby waives presentment, demand for payment, diligence, protest, notice of protest or non-payment, dishonor or acceleration, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of or under this Note. Maker assents to any extension or postponement of the time for payment or any other indulgence, and to the addition, substitution or release of any other party or person primarily or secondarily liable, and agrees to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred or paid by the Corporation in enforcing this Note, whether or not litigation is commenced. Such costs shall be added to the balance of principal and interest then due under this Note. The Corporation may not assign, transfer or pledge this Note.

          Upon a failure by Maker to make payment when due and payable of any principal of this Note, or upon a failure by Maker to make payment of interest on this Note for more than five days after receipt of written notice from the Corporation with respect to his failure to make payment of such interest when due and payable, the Corporation may, at its option, declare the entire unpaid principal amount of this Note together with all interest due and payable through the date of such declaration and all other amounts payable under this Note, to be forthwith due and payable.

          Moreover, upon

          (i) commencement of any voluntary proceeding by Maker under any provision of Title 11 of the United States Code, as now or hereafter amended, or of any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation or otherwise to the relief of debtors or the readjustment of indebtedness;

          (ii) the making by Maker of an assignment for the benefit of creditors or a composition or similar arrangement with creditors;

          (iii) appointment by or for Maker of a receiver, trustee or similar judicial officer or agent to take charge of or liquidate substantially all of Maker's property or assets; or

          (iv) commencement against Maker of any involuntary proceeding of the kind described in this paragraph, unless Maker is diligently contesting the same by appropriate action, or if, despite such contest, such proceeding is not dismissed within a period of 60 days;

this Note shall become immediately due and payable, together with all accrued and unpaid interest thereon and together with all other amounts payable under this Note, without presentment, demand, payment or notice of any kind.

          This Note shall be governed by, enforced, determined and construed in accordance with the laws of the State of New York applicable to contracts, transactions and obligations entered into and wholly to be performed in the State of New York, without reference to conflict of laws principles. This Note may not be modified or terminated except by a writing executed by the Corporation and Maker. This Note shall be binding upon Maker and Maker's heirs, legal representatives, successors and assigns.

                                    ______________________________
                                    Chesterfield F. Seibert Sr.